CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Shelton Greater China Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 20, 2011